UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006
TIM HORTONS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32843 (Commission File Number)	51-0370507 (IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada (Address of principal executive offices)	L6K 2Y1 (Zip Code)
(905) 845-6511
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 24, 2006, the Board of Directors amended the Company’s Governance Guidelines to provide for the establishment of and delegation of specified duties to a Human Resource and Compensation Committee and a Nominating and Corporate Governance Committee, among other matters. Also on July 24, 2006, the Board of Directors adopted charters for these Committees. The amended Governance Guidelines and the charters for these Committees will be posted on the Company’s website.
Further, on July 25, 2006, the Board approved payment of retainers for service on these Committees. Committee members will be paid Cdn. $750 per quarter and each Committee Chair will be paid Cdn. $1,500 per quarter. The Board previously approved compensation of Cdn. $1,500 per meeting for qualified meetings, which will include meetings of these Committees.
Item 2.02 Results of Operations and Financial Condition.
On July 27, 2006, Tim Hortons Inc. issued a press release and other financial information relating to its second quarter results. The press release and other financial information are attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 99.1	Press release and other financial information issued by Tim Hortons Inc., dated July 27, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.
By: /s/ Leon M. McCorkle, Jr.
Leon M. McCorkle, Jr.
Vice President and Secretary

Date July 27, 2006